UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2013

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2013, the Company, through its subsidiary Tejon Industrial Corp., entered into a limited liability agreement (the Agreement) with the Rockefeller Group Development Corporation for the development of and management of an outlet center at the Company’s Tejon Ranch Commerce Center (TRCC). The Agreement creates the TRCC/Rock Outlet Center LLC. The following description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the filed Agreement.

The following is a summary of the key terms and conditions of the Agreement:

•	Tejon will contribute Initial Pre-Development Costs, Interim Pre-Development Costs, and 41 acres of land with an agreed upon value of $9,006,125.

•	Rockefeller will contribute cash to meet the Initial Pre-Development Costs ($876,268) and the Tejon land contribution. In addition, Rockefeller will also contribute its Interim Pre-Development Costs.

•	The LLC is a 50/50 venture with Tejon being designated as the managing member.

•	Cash distributions are in proportion to each member’s respective capital accounts.

The Agreement is being filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit Number 10.27 – Limited Liability Company Agreement of TRCC/Rock Outlet Center LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2013	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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